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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): June 28, 1996

GROUND ROUND RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

New York                        1-6192                   13-5637682

(State or other         (Commission File Number)         (I.R.S. Employer
jurisdiction of                                          Identification Number)
incorporation)

35 Braintree Hill Office Park, Braintree, Massachusetts 02184-9078
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (617) 380-3100


This Current Report on Form 8-K consists of 6 pages.
Exhibits begin on page 5.


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Item 2.    Disposition of Assets:
- -------    ----------------------

           On June 28, 1996 the Registrant agreed to sell up to 16 restaurant units to Lone Star Steakhouse & Saloon, Inc. ("Purchaser") for up to $16 million in cash. The purchase price was negotiated in an arms length transaction by the parties. Closing of the sale of the restaurants is subject to the satisfaction of certain conditions, including (i) the issuance or regulatory approval of the assignment of liquor licenses to Purchaser; (ii) obtaining the consent of lessors to the assignment of leases where such consent is required;(iii) the right of Purchaser to renegotiate leases with the lessors with respect to seven restaurants; (iv) conveyance by Registrant of good title to each restaurant (in each case subject to waiver by the Purchaser).

           The closing of the transaction shall occur on or before the later of August 12, 1996 or five business days after the issuance or regulatory approval of the assignment to Purchaser of the liquor licenses, but in no event later than November 30, 1996. In the event not all of the liquor licenses or regulatory approvals of the assignments is obtained prior to the scheduled closing date, the parties shall close with respect to a minimum of eleven restaurants for which such licenses or approvals have been obtained, with the closing on the balance within five business days after all closing conditions as to such remaining restaurants have been satisfied.

           Any restaurant as to which the closing conditions cannot be timely satisfied may be rejected by the Purchaser; in which event the purchase price shall be reduced by a specified amount agreed by the parties; provided, however, in no event shall Purchaser purchase less than eleven restaurants.

           Purchaser intends to utilize the proceeds to reduce bank debt and for general corporate purposes.

Item 5.    Other Events:
           -------------

           On June 28, 1996, the Registrant and its lenders amended the Registrant's Credit Facility so as to (i) defer certain principal payments totalling approximately $2.9 million, which were due on June 30, 1996, until July 31, 1996; (ii) defer until July 31, 1996 the payment of a restructuring fee that was due on June 30, 1996; and
           (iii) permit the Registrant to retain a percentage of the proceeds of sale of restaurants, subject to the Registrant and its lenders reaching final agreement on a definitive term sheet restructuring its Credit Facility


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           prior to July 31, 1996. In addition, such amendment waived
           Registrant's compliance with certain financial covenants through the Registrant's third fiscal quarter ending June 30, 1996.

Item 7.    Financial Statements and Exhibits:
           ---------------------------------

           (a)   Financial Statement of businesses acquired.

                      None.

           (b)   PRO FORMA financial information.

                      None.

           (c)   Exhibits:

                      1. Press Release dated June 28, 1996.

                      2. Press Release dated July 1, 1996.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GROUND ROUND RESTAURANTS, INC.

Date: July 11, 1996                     By /s/ Michael R. Jorgensen
                                           ------------------------
                                               Michael R. Jorgensen
                                        Senior Vice President and
                                        Chief Financial Officer